Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

RadiSys Corporation:

We consent to the incorporation by reference in the registration statement No. 333-111547 and 333-146977 on Form S-3 and registration statement No. 333-80577, 333-46473, 333-80087, 333-85093, 333-38966, 333-50582, 333-50584, 333-106670, 333-111520, 333-116570, 333-126189, 333-137060, 333-142968 and 333-142969 of RadiSys Corporation of our reports dated February 27, 2008, with respect to the consolidated balance sheets of RadiSys Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, statement of changes in shareholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of RadiSys Corporation.

Our report dated February 27, 2008, on the consolidated financial statements, contains an explanatory paragraph that states the Company changed its method of consideration for prior period misstatements and changed its method for accounting for share based-payment awards in 2006.

Our report dated February 27, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, contains an explanatory paragraph that states the Company acquired the assets of Intel Corporation’s Modular Communications Platform Division (MCPD) during 2007, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting MCPD’s internal control over financial reporting associated with total assets of $14,931,000, exclusive of acquired goodwill of $10,082,000 and acquired identifiable intangible assets of $12,777,000, and total revenues of $14,767,000 included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2007. Our audit of internal control over financial reporting of RadiSys Corporation also excluded an evaluation of the internal control over financial reporting of MCPD.

KPMG LLP

Portland, Oregon

February 27, 2008